Exhibit 3.198

ARTICLES OF INCORPORATION

OF

SPRINT eWIRELESS, INC.

FIRST
Name

The name of the corporation is Sprint eWireless, Inc. (the “Corporation”).

SECOND
Registered Office

The registered office of the Corporation in the State of Kansas is located at 534 South Kansas Avenue, Suite 1108, Topeka, Kansas 66603, Shawnee County. The name of its resident agent at such address is Corporation Service Company.

THIRD
Nature of Business

The nature of the business or purposes to be conducted by the Corporation is:

To engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code.

FOURTH
Stock

The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, each of such shares of common stock to have a par value of $1.00 per share, and such shares may be issued by the Corporation from time to time for such consideration as fixed from time to time by the Board of Directors.

Each stockholder of the Corporation shall be entitled to one vote for each share of stock held of record on the books of the Corporation.

FIFTH
Incorporator

The name and mailing address of the incorporation is as follows:

Name	Mailing Address

Michael T. Hyde	2330 Shawnee Mission Parkway Westwood, Kansas 66205

SIXTH
Existence

The Corporation shall have perpetual existence.

SEVENTH
Bylaws

The Board of Directors is authorized to make, amend or repeal the Bylaws of the Corporation. Election of the directors need not be by written ballot.

EIGHTH
Limitation of Liability

No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this ARTICLE EIGHTH shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under K.S.A. Section 17-6424 and amendments thereto or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE EIGHTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

NINTH
Insolvency

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them or between this Corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. Section 17-6901 and amendments thereto, or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of K.S.A. Section 17-6808 and amendments thereto, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or consequence of such compromise or arrangement, the said compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the stockholders of this Corporation, as the case may be, and also on this Corporation.

TENTH
Indemnification

The Corporation shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Kansas General Corporation Code.

THE UNDERSIGNED, being the incorporator above named, for the purposes of forming a corporation pursuant to the Kansas General Corporation Code, has signed this instrument on the 12th day of July, 2000, and does thereby acknowledge that it is his act and deed and that the facts stated therein are true.

/s/ Michael T. Hyde
Michael T. Hyde

CERTIFICATE OF CHANGE OF ADDRESS OF RESIDENT AGENT’S OFFICE
IN COMPLIANCE WITH KS.A. 17-6204

I, Donald Conklin, Assistant Vice President of Corporation Service Company, do hereby certify for and on behalf of said corporation that Corporation Service Company, a corporation organized and existing under and by virtue of the laws of the state of Kansas, is the resident agent of the corporations per the attached list.

I further certify that Corporation Service Company, as resident agent for the corporations named on the attached list, has maintained the registered office of each said corporation at the address of Suite 1108, 534 South Kansas Avenue, Topeka, Shawnee County, Kansas 66603, with the office of the Secretary of State.

I further certify that the new address to which such resident agent of each said corporation is hereby changed effective September 28, 2000, is 200 S.W. 30th Street, Topeka Shawnee County, Kansas 66611, where, at said new address, such resident agent will thereafter maintain registered office for each of the corporations per the attached list.

Dated: September 28, 2000

/s/ Donald Conklin
Donald Conklin, Assistant Vice President

Attest:

/s/ Vicki Schreiber
Vicki Schreiber, Asst. Secretary

Kansas Secretary of State
Change of Resident Agent Name and/or
Registered Office Address by Resident Agent

1.            I, Corporation Service Company, the resident agent for the entity(ies) listed below, do hereby certify that I have changed my name and/or registered office address in the state of Kansas.

2.            Business entity ID number: See attached list

3.            Business entity name: See attached list

4.            State/Country of organization: See attached list

5.            Current resident agent name and registered office address: Corporation Service Company, 200 S.W. 30th Street, Topeka, Kansas 66611

6.            New resident agent name and registered office address: Corporation Service Company, 2900 SW Wanamaker Drive, Suite 204, Topeka, Kansas 66614

7.            Effective date: July 13, 2012

8.            I declare under penalty of perjury under the laws of the state of Kansas that the foregoing is true and correct and that I have remitted the required fee.

July 6, 2012

/s/ John H. Pelletier
John H. Pelletier, Assistant Vice President

232207	H. R. INSPECTION SERVICE, INC.
2858900	HANDYMAN’S HOME REMODELING, INC.
2599447	PSS INVESTMENT III, INC.
2528503	PSS LABOR LEASING, INC.
2900470	SPRINT EWIRELESS, INC.
2915981	SPRINT PCS CANADA HOLDINGS, INC.
2843225	WAT & FAM, INC.

PLAN AND AGREEMENT OF MERGER

OF

NEXTEL DATA INVESTMENTS 1, INC.

(a Delaware corporation)

and

SPRINT eWIRELESS, INC.

(a Kansas corporation)

This PLAN AND AGREEMENT OF MERGER entered into on January 29, 2018, by Nextel Data Investments 1, Inc.(“Nextel Data”), a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date, and entered into on January 29, 2018, by Sprint eWireless, Inc. (“Sprint”), a business corporation of the State of Kansas, and approved by resolution adopted by its Board of Directors on said date.

WHEREAS, Nextel Data is a business corporation of the State of Delaware with its principal office located at 6200 Sprint Parkway, City of Overland Park, County of Johnson, Kansas; and

WHEREAS Sprint is a business corporation of the State of Kansas with its principal office located at 6200 Sprint Parkway, City of Overland Park, County of Johnson, Kansas; and

WHEREAS the total number of shares of stock which Nextel Data has authority to issue is 100, all of which are of one class and without par value; and

WHEREAS the total number of shares of stock which Sprint has authority to issue is 1,000, all of which are of one class and of a par value of $1.00 each; and

WHEREAS the Delaware General Corporation Law permits a merger of a business corporation of the State of Delaware with and into a business corporation of another jurisdiction; and

WHEREAS the Kansas General Corporation Code permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Kansas; and

WHEREAS, Nextel Data and Sprint and their respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge Nextel Data with and into Sprint pursuant to the provisions of the Delaware General Corporation Law and pursuant to the provisions of the Kansas General Corporation Code upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Nextel Data and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by Sprint and approved by a resolution adopted by its Board of Directors, the Plan and Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein are hereby determined and agreed upon as hereinafter in this Plan and Agreement set forth.

1.           Nextel Data and Sprint shall, pursuant to the provisions of the Delaware General Corporation Law and the provisions of the Kansas General Corporation Code, be merged with and into a single corporation, to wit, Sprint, which shall be the surviving corporation upon the effective date of the merger, and which is sometimes hereinafter referred to as the “surviving corporation”, and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Kansas General Corporation Code. The separate existence of Nextel Data, which is sometimes hereinafter referred to as the “terminating corporation”, shall cease upon said effective date in accordance with the provisions of the Delaware General Corporation Law.

2.          The present Articles of Incorporation of the surviving corporation will be the Articles of Incorporation of said surviving corporation and will continue to be in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Kansas General Corporation Code.

3.          The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Kansas General Corporation Code.

4.           The directors and officers in office of the surviving corporation upon the effective date of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall bold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

5.          At the effective date of the merger, each issued share of the terminating corporation shall not be converted or exchanged in any manner into shares of the surviving corporation and shall be cancelled. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

6.           In the event that this Plan and Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the Delaware General Corporation Law and upon behalf of the surviving corporation in accordance with the provisions of the Kansas General Corporation Code, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware and by the laws of the State of Kansas, and that they will cause to be performed all necessary acts within the State of Delaware and the State of Kansas and elsewhere to effectuate the merger herein provided for.

7.          The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

8.           The effective date of this Plan and Agreement of Merger, and the date upon which the merger herein agreed upon shall become effective in the State of Kansas, shall be January 31, 2018.

9.          Notwithstanding the full approval and adoption of this Agreement of Merger, the said Agreement of Merger may be terminated at any time prior to the filing thereof with the Secretary of State of the State of Kansas or at any time prior to the filing of any requisite merger documents with the Secretary of State of the State of Delaware.

[Signature Page Follows]

PLAN AND AGREEMENT OF MERGER

OF

VELOCITA WIRELESS HOLDING CORP.

(a Delaware corporation)

and

SPRINT eWIRELESS, INC.

(a Kansas corporation)

This PLAN AND AGREEMENT OF MERGER entered into on January 29, 2018, by Velocita Wireless Holding Corp. (“Velocita”), a business corporation of the State of Delaware, and approved by resolution adopted by its Board of Directors on said date, and entered into on January 29, 2018, by Sprint eWireless, Inc. (“Sprint”), a business corporation of the State of Kansas, and approved by resolution adopted by its Board of Directors on said date.

WHEREAS, Velocita is a business corporation of the State of Delaware with its principal office located at 6200 Sprint Parkway, City of Overland Park, County of Johnson, Kansas; and

WHEREAS Sprint is a business corporation of the State of Kansas with its principal office located at 6200 Sprint Parkway, City of Overland Park, County of Johnson, Kansas; and

WHEREAS the total number of shares of stock which Velocita has authority to issue is 100,000, all of which are of one class and of a par value of $0.01 each; and

WHEREAS the total number of shares of stock which Sprint has authority to issue is 1,000, all of which are of one class and of a par value of $1.00 each; and

WHEREAS the Delaware General Corporation Law permits a merger of a business corporation of the State of Delaware with and into a business corporation of another jurisdiction; and

WHEREAS the Kansas General Corporation Code permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Kansas; and

WHEREAS, Velocita and Sprint and their respective Boards of Directors thereof deem it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge Velocita with and into Sprint pursuant to the provisions of the

Delaware General Corporation Law and pursuant to the provisions of the Kansas General Corporation Code upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by Velocita and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by Sprint and approved by a resolution adopted by its Board of Directors, the Plan and Agreement of Merger and the terms and conditions thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter in this Plan and Agreement set forth.

l.           Velocita and Sprint shall, pursuant to the provisions of the Delaware General Corporation Law and the provisions of the Kansas General Corporation Code, be merged with and into a single corporation, to wit, Sprint, which shall be the surviving corporation upon the effective date of the merger, and which is sometimes hereinafter referred to as the “surviving corporation”, and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the Kansas General Corporation Code. The separate existence of Velocita, which is sometimes hereinafter referred to as the “terminating corporation”, shall cease upon said effective date in accordance with the provisions of the Delaware General Corporation Law.

2.          The present Articles of Incorporation of the surviving corporation will be the Articles of Incorporation of said surviving corporation and will continue to be in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the Kansas General Corporation Code.

3.           The present bylaws of the surviving corporation will be the bylaws of said surviving corporation and will continue in full force and effect until change altered, or amended as therein provided and in the manner prescribed by the provisions of the Kansas General Corporation Code.

4.           The directors and officers in office of the surviving corporation upon the effective date of the merger shall be the members of the first Board of Directors and the first officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the bylaws of the surviving corporation.

5.          At the effective date of the merger, each issued share of the terminating corporation shall not be converted or exchanged in any manner into shares of the surviving corporation and shall be cancelled. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the effective date of the merger shall continue to represent one issued share of the surviving corporation.

6.           In the event that this Plan and Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the Delaware General Corporation Law and upon behalf of the surviving corporation in accordance with the provisions of the Kansas General Corporation Code, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware and by the laws of the State of Kansas, and that they will cause to be performed all necessary acts within the State of Delaware and the State of Kansas and elsewhere to effectuate the merger herein provided for.

7.          The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary , proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

8 .          The effective date of this Plan and Agreement of Merger, and the date upon which the merger herein agreed upon shall become effective in the State of Kansas, shall be January 31, 2018.

9.          Notwithstanding the full approval and adoption of this Agreement of Merger, the said Agreement of Merger may be terminated at any time prior to the filing thereof with the Secretary of State of the State of Kansas or at any time prior to the filing of any requisite merger documents with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed upon behalf of each of the constituent corporations parties thereto.

Dated: January 29, 2018.

Surviving Entity:

SPRINT eWIRELESS, INC.

/s/ Stefan K. Schnopp
Stefan K. Schnopp
Vice President

Attest:

/s/ Katie True-Awtry
Katie True-Awtry
Asst. Secretary

Non-Surviving Entity:

VELOCITA WIRELESS HOLDING CORP.

/s/ Stefan K. Schnopp
Stefan K. Schnopp
Vice President

Attest:

/s/ Katie True-Awtry
Katie True-Awtry
Asst. Secretary

SPRINT eWIRELESS, INC.
(a Kansas Corporation)

Certificate of Assistant Secretary

Katie True-Awtry, the undersigned, being the Assistant Secretary of Sprint eWireless, Inc., does hereby certify that the holders of all of the outstanding stock of said corporation dispensed with a meeting and vote of stockholders, and all of the stockholders entitled to vote consented in writing, pursuant to the provisions of Section 17-6518 of the Kansas General Corporation Code, to the adoption of the foregoing Agreement and Plan of Merger.

The undersigned declares under penalty of perjury that the foregoing is true and correct.

Dated: January 29, 2018.
/s/ Katie True-Awtry
Katie True-Awtry
Assistant Secretary of Sprint eWireless, Inc.